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                                                                    EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Kevco Inc. on Form S-8 (File No. 333-19959) of our report dated February 7, 1995, on our audit of the consolidated statements income, shareholders' equity and cash flows of Shelter Components Corporation and subsidiaries for the year ended December 31, 1994, which report is included in this Form 8-K.

/s/  Coopers & Lybrand L.L.P.

South Bend, Indiana
December 15, 1997